UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2015

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement for Acquisition of Membership Interests in Sunoco, LLC

On April 1, 2015, Sunoco LP (the “Partnership”) completed the previously announced acquisition contemplated by the Contribution Agreement dated as of March 23, 2015 (the “Contribution Agreement”) by and among the Partnership, Sunoco, LLC (the “Company”), ETP Retail Holdings, LLC (“ETP Retail”) and Energy Transfer Partners, L.P. (“ETP”). Pursuant to the terms of the Contribution Agreement, the Partnership acquired from ETP Retail 31.58% of the issued and outstanding membership interests in the Company (the “Membership Interests”), which Membership Interests were subsequently assigned by the Partnership to Susser Petroleum Operating Company LLC (“SPOC”), a wholly owned subsidiary of the Partnership (the “Transaction”). Pursuant to the terms of the Contribution Agreement, ETP guaranteed all of the obligations of ETP Retail under the Contribution Agreement.

The Company is primarily engaged in the wholesale distribution of motor fuels across more than 26 states throughout the East Coast and Southeast regions of the United States from Maine to Florida and from Florida to Louisiana. The Company purchases motor fuel through its supply and trading group primarily from independent refiners and major oil companies, along with other major market participants, and distributes it to (i) Sunoco Inc. for resale at its approximately 440 company-operated Sunoco and APlus branded convenience stores and other retail fuel outlets, primarily in the East Coast and Southeast regions of the United States; (ii) 882 Sunoco branded dealer locations pursuant to long-term fuel supply agreements; (iii) other wholesale distributors of Sunoco branded fuel to an additional 3,640 independently operated third-party retail fuel outlets; and (iv) approximately 400 other commercial customers on a spot or short-term contract basis. The Company also receives rental income from approximately 425 properties that it leases or subleases to third-party operators and receives income from the manufacture and sale of race fuels from its Marcus Hook, Pennsylvania manufacturing plant.

Subject to the terms and conditions of the Contribution Agreement, upon the closing of the Transaction the Partnership paid ETP Retail approximately $775.0 million in cash (the “Cash Consideration”) and issued to ETP Retail approximately $40.8 million of common units (“Common Units”) representing limited partner interests of the Partnership, based on the five day volume weighted average price of the Partnership’s common units as of March 20, 2015 (collectively with the Cash Consideration, the “Contribution Consideration”). The Cash Consideration was financed through the issuance by the Partnership and its wholly owned subsidiary, Sunoco Finance Corp. (“SUN Finance” and, together with the Partnership, the “Issuers”) of 6.375% Senior Notes due 2023 (the “Notes”) on April 1, 2015 as more fully described below. The Common Units issued to ETP Retail as part of the Contribution Consideration were issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Sunoco GP LLC, the general partner of the Partnership (the “General Partner”), holds a non-economic general partner interest in the Partnership. Following the consummation of the Transaction, ETP (i) indirectly owns Common Units and subordinated units representing an approximately 44.1% limited partner interest in the Partnership, (ii) indirectly owns the general partner interest in the Partnership through ETP’s ownership of the General Partner and (iii) directly owns 100% of the outstanding incentive distribution rights in the Partnership. ETP Retail is an indirect wholly owned subsidiary of ETP. A special committee (the “Special Committee”) of the Board of Directors of the General Partner (the “Board”) evaluated the Transaction on behalf of the Partnership and retained independent legal and financial advisers to assist it in evaluating the Transaction. In recommending the Transaction to the Board, the Special Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership in the Transaction is fair, from a financial point of view, to the Partnership and the unitholders of the Partnership who are unaffiliated with the General Partner and ETP.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on March 23, 2015.

In addition, in connection with the completion of the Transaction, the Partnership or certain of its subsidiaries, as applicable, entered into the following material definitive agreements:

•	Amended and Restated Operating Agreement of Sunoco, LLC: On April 1, 2015, SPOC and ETP Retail entered into an Amended and Restated Operating Agreement of the Company (the “Operating Agreement”) governing the operation of the Company. Pursuant to the Operating Agreement, the business of the Company will be managed by a four-member board of directors, with SPOC and ETP Retail each having the right to appoint two directors. In addition, so long as SPOC and its affiliates own at least a 15% membership interest in the Company, SPOC and ETP Retail will have a 50.1% and 49.9% voting interest in the Company, respectively. The Operating Agreement requires the Company to distribute from time to time but not less than once each quarter 100% of its available cash to SPOC and ETP Retail on a pro rata basis based upon their respective equity percentage interest in the Company.

•	Guarantee of Collection: On April 1, 2015, the Partnership entered into a Guarantee of Collection (the “Guarantee of Collection”) with ETP Retail and the Issuers, pursuant to which ETP Retail has agreed to provide a limited contingent guarantee of collection with respect to the payment of the principal amount of the Notes.

•	Support Agreements: On April 1, 2015, each of Sunoco, Inc. (R&M) (“Sunoco R&M”) and Atlantic Refining & Marketing Corp. (“Atlantic Refining” and, together with Sunoco R&M, the “Support Providers”), each an indirect wholly owned subsidiary of ETP, entered into a separate support agreement (collectively, the “Support Agreements”) with ETP Retail and the Issuers. Pursuant to the Support Agreements, the applicable Support Provider agreed to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the Guarantee of Collection to support the payment of the Notes, subject to a cap equal, in the case of each of the Support Providers, to the portion of the principal amount of the Notes corresponding to the pro rata percentage of Cash Consideration distributed to such Support Provider by ETP Retail, as adjusted pursuant to the terms of the applicable Support Agreement. Accordingly, the contingent residual support obligations of Sunoco R&M and Atlantic Refining are initially limited to 95.48% and 4.52% of the $800 million principal amount of the Notes, respectively.

The above descriptions of the Operating Agreement, the Guarantee of Collection and the Support Agreements are not complete and are qualified in their entirety by reference to the full text of the Operating Agreement, the Guarantee of Collection and the Support Agreements, as applicable, which are filed hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated into this Item 1.01 by reference.

Purchase Agreement

On March 27, 2015, the General Partner, the Partnership, SUN Finance and certain other subsidiaries of the Partnership (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), with respect to an offering (the “Offering”) by the Issuers of the Notes. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act and were resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act. The Purchase Agreement contains customary representations, warranties and agreements by the General Partner, Issuers and Guarantors, including obligations of the Issuers and Guarantors to indemnify the Initial Purchasers for certain liabilities, including liabilities under the Securities Act.

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage activities and other financial and non-financial activities and services. The Initial Purchasers and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Partnership and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses. Affiliates of the Initial Purchasers are lenders under the Partnership’s revolving credit facility and, accordingly, received a portion of the net proceeds from the Offering.

Issuance of the Notes and the Indenture

On April 1, 2015, the Issuers completed the Offering. The Issuers received net proceeds of $786.5 million from the Offering, after deducting the initial purchasers’ discount and commissions and estimated offering expenses, and used such net proceeds to fund the Cash Consideration and repay outstanding borrowings under the Partnership’s revolving credit facility.

The terms of the Notes are governed by an indenture dated April 1, 2015 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on April 1, 2023 and interest on the Notes is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2015.

The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by all of the Partnership’s existing subsidiaries. The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each Guarantor’s existing and future senior obligations. The Notes are senior in right of payment to any of the Issuers’ and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each Guarantor’s secured obligations, including obligations under the Partnership’s revolving credit facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the Notes. As described above, ETP Retail will provide the Guarantee of Collection to the Issuers with respect to the payment of the principal amount of the Notes. ETP Retail is not subject to any of the covenants under the Indenture.

The Issuers may, at their option, redeem some or all of the Notes at any time on or after April 1, 2018, at the redemption prices specified in the Indenture. Prior to such time, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before April 1, 2018, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture.

Upon the occurrence of a Change of Control (as defined in the Indenture) event, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days after the consummation of the transaction, the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. Additionally, if the Partnership sells certain assets and does not apply the proceeds from the sale in a certain manner, the Issuers must use certain excess proceeds to offer to repurchase the Notes at 100% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains customary events of default (each an “Event of Default”), including the following:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a change of control offer or asset sale offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a change of control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice to comply with its obligations to furnish the holders of Notes and the Trustee certain reports;

(5) failure by the Partnership or any Guarantor for 60 days after written notice to comply with their other covenants or agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the Notes, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) or (B) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, subject to certain exceptions;

(7) failure by the Issuers or the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted under the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(9) certain events of bankruptcy, insolvency or reorganization of the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on all of the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Registration Rights Agreement

In connection with the Offering, the Issuers, the Guarantors and ETP Retail entered into a registration rights agreement with Merrill Lynch, as representative of the Initial Purchasers, dated April 1, 2015 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuers, the Guarantors and ETP Retail have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) with substantially identical terms as the Notes and evidencing the same indebtedness as the Notes. In addition, the Issuers, the Guarantors and ETP Retail have agreed to exchange the guarantees related to the Notes (including the Guarantee of Collection) for registered guarantees having substantially the same terms as the original guarantees. The Issuers, the Guarantors and ETP Retail will use reasonable efforts to cause the exchange to be completed within 365 days of April 1, 2015 (the “Exchange Date”), and if they cannot effect the exchange offer within such period or in certain other circumstances, they will use reasonable best efforts to cause a shelf registration statement for the resale of the Notes to become effective. If the Issuers, the Guarantors and ETP Retail fail to satisfy these obligations on a timely basis, an additional 0.25% of interest will accrue on the Notes for the first 90-day period following the Exchange Date and an additional 0.25% of interest for each additional 90-day period that elapses until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable, up to a maximum of 1.00% per year over 6.375%.

The above descriptions of the Purchase Agreement, the Indenture and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 under the heading “Contribution Agreement for Acquisition of Membership Interests in Sunoco, LLC,” and the information set forth under Item 3.02 is hereby incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Issuance of the Notes and the Indenture” is hereby incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On April 1, 2015, the Partnership completed the Transaction pursuant to which it issued 795,482 Common Units to ETP Retail as partial consideration for the Transaction. The information set forth under Item 1.01 under the heading “Contribution Agreement for Acquisition of Membership Interests in Sunoco, LLC” is hereby incorporated into this Item 3.02 by reference.

The 795,482 Common Units issued to ETP Retail were issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On March 27, 2015, the Partnership issued a press release announcing the pricing of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1

On April 1, 2015, the Partnership issued a press release announcing the completion of the Transaction and the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.2.

In addition, the Partnership is providing certain pro forma financial information regarding the Partnership set forth in Exhibit 99.3 hereto, and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of the Company as of December 31, 2013 and 2014 and for each of the two years in the period ended December 31, 2014 are filed as Exhibit 99.3 to the Partnership’s Current Report on Form 8-K filed on March 23, 2015 and incorporated by reference into this Item 9.01(a).

(b) Pro Forma Financial Information.

The following pro forma financial statements of the Partnership reflecting (i) the consummation of the Partnership’s acquisitions of Mid-Atlantic Convenience Stores, LLC in October 2014 and Aloha Petroleum, Ltd. in December 2014 and the related financings and (ii) the consummation of the Transaction and the related financing with a combination of debt and the issuance to ETP Retail of 795,482 Common Units, have been prepared in accordance with Article 11 of Regulation S-X, are filed as Exhibit 99.4 hereto and are incorporated herein by reference:

•	Unaudited pro forma condensed combined balance sheet as of December 31, 2014;

•	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014; and

•	Notes to unaudited pro forma combined financial statements.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Purchase Agreement, dated as of March 27, 2015, by and among Sunoco LP, Sunoco Finance Corp., Sunoco GP LLC, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

4.1	Indenture, dated as of April 1, 2015, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 1, 2015, among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto, ETP Retail Holdings, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

10.1	Amended and Restated Operating Agreement of Sunoco, LLC, dated effective as of April 1, 2015, by and between ETP Retail Holdings, LLC and Susser Petroleum Operating Company LLC.

10.2	Guarantee of Collection, made as of April 1, 2015, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp.

10.3	Support Agreement, made as of April 1, 2015, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

10.4	Support Agreement, made as of April 1, 2015, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

99.1	Press Release dated March 27, 2015 announcing the pricing of the Notes.

99.2	Press Release dated April 1, 2015 announcing completion of Transaction and closing of Offering.

99.3	Pro Forma Financial Information of Sunoco LP.

99.4	Unaudited Pro Forma Combined Financial Statements of Sunoco LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: April 2, 2015	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUNOCO LP

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Purchase Agreement, dated as of March 27, 2015, by and among Sunoco LP, Sunoco Finance Corp., Sunoco GP LLC, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

4.1	Indenture, dated as of April 1, 2015, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 1, 2015, among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto, ETP Retail Holdings, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

10.1	Amended and Restated Operating Agreement of Sunoco, LLC, dated effective as of April 1, 2015, by and between ETP Retail Holdings, LLC and Susser Petroleum Operating Company LLC.

10.2	Guarantee of Collection, made as of April 1, 2015, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp.

10.3	Support Agreement, made as of April 1, 2015, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

10.4	Support Agreement, made as of April 1, 2015, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

99.1	Press Release dated March 27, 2015 announcing the pricing of the Notes.

99.2	Press Release dated April 1, 2015 announcing completion of Transaction and closing of Offering.

99.3	Pro Forma Financial Information of Sunoco LP.

99.4	Unaudited Pro Forma Combined Financial Statements of Sunoco LP.